Poly Announces Second Quarter Fiscal Year 2021 Financial Results
Hybrid Work Drives Record Enterprise Headset Revenue;
Remote Education Contributes to Record Video Shipments

SANTA CRUZ, Calif., - October 29, 2020 - Poly (NYSE: PLT) today announced second quarter results for the period ending September 26, 2020.

Highlights for the second quarter include the following:

•Poly posted record Enterprise Headset revenue and unit shipments, and shipped a record number of Video endpoints resulting in the highest Video revenue since the Polycom acquisition.

•The Company announced Poly Sync, a new family of smart, USB and Bluetooth speakerphones with advanced voice tracking, noise block technology, and virtual assistant integration.

•Poly continues to offer the broadest range of Microsoft Teams and Zoom certified endpoints for hybrid work, whether at home or in the office. This quarter, Zoom certified the Poly Sync 20 personal speakerphone.

•The Company retired $37M of debt and ended the quarter with $228M in cash and short-term investments.

"Poly's products are ideally suited for the hybrid work-from-home and work-from-anywhere trends, and we are pivoting aggressively toward this opportunity,” said Dave Shull, Poly President and Chief Executive Officer. “It's all about execution and delivering for our customers and partners. We are hyper-focused on turning around the company.”

“The underlying strength in the business gave us confidence to resume retiring debt,” said Chuck Boynton, Executive Vice President and Chief Financial Officer. “We plan to capitalize on the market growth in headsets and video to drive higher revenue, improve our profitability, and accelerate de-levering.”

($ Millions, except percent and per-share data)[1]	Q2 FY21	Q2 FY20	YTD FY21	YTD FY20
GAAP Revenue	$411	$462	$767	$909
GAAP Gross Margin	44.0%	44.6%	44.0%	46.0%
GAAP Operating Income / (Loss)	$7	($6)	($50)	($34)
GAAP Diluted EPS	($0.33)	($0.65)	($2.17)	($1.80)
Cash Flow from Operations	($1)	$25	$40	$34

Non-GAAP Revenue	$415	$470	$776	$930
Non-GAAP Gross Margin	48.9%	52.4%	49.4%	54.1%
Non-GAAP Operating Income	$59	$81	$96	$167
Non-GAAP Diluted EPS	$0.93	$1.24	$1.27	$2.55
Adjusted EBITDA	$69	$93	$117	$191

1 For further information on supplemental non-GAAP metrics refer to the Use of Non-GAAP Financial Information and Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures sections below.

Results Compared to July 28, 2020 Guidance

	Q2 FY21 Results	Q2 FY21 Guidance Range[2]
GAAP Net Revenue	$411M	$346M - $386M
Non-GAAP Net Revenue	$415M	$350M - $390M
Adjusted EBITDA	$69M	$45M - $65M
Non-GAAP Diluted EPS	$0.93	$0.25 - $0.65

2The non-GAAP revenue guidance range shown here excludes the $4.2 million impact of purchase accounting related to recording deferred revenue at fair value at the time of the acquisition.

Business Outlook

The following statements are based on the Company's current expectations, and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from the Company's expectations. Please refer to the Forward Looking Statements Safe Harbor section of this press release below.

The following represents the expected range of financial results for the fiscal third quarter of 2021 (all amounts assume currency rates remain stable):

Q3 FY21 Guidance
GAAP Net Revenue	$417M - $447M
Non-GAAP Revenue	$420M - $450M
Adjusted EBITDA[1]	$70M - $80M
Non-GAAP Diluted EPS[1,2]	$0.85 - $1.05

1 Q3 Adjusted EBITDA and non-GAAP diluted EPS guidance excludes estimated intangibles amortization expense of $30.7 million. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control.
2 EPS guidance assumes approximately 42 million diluted average weighted shares and a non-GAAP effective tax rate of 11% to 13%.

Conference Call and Earnings Presentation

Poly is providing an earnings presentation in combination with this press release. The presentation is offered to provide shareholders and analysts with additional detail for analyzing results. The presentation will be available in the Investor Relations section of our corporate website at investor.poly.com along with this press release. A reconciliation of our GAAP to non-GAAP results is provided at the end of this press release.

We have scheduled a webcast to discuss second quarter fiscal year 2021 financial results. The webcast will take place today, October 29, 2020, at 2:00 PM (Pacific Time). All interested investors and potential investors in Poly stock are invited to join. To listen to the webcast, please access the webcast link from our Investor Relations website at investor.poly.com.

A replay of the webcast will be available shortly after its conclusion and can be accessed from our Investor Relations website at investor.poly.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude, or include where applicable, the effect of purchase accounting on deferred revenue, charges associated with the optimization of our Consumer product line, stock-based compensation, acquisition related expenses, purchase accounting amortization and adjustments, restructuring and other related charges and credits, impairment charges, rebranding costs, other unusual and/or non-cash charges and credits, and the impact of participating securities, all net of any associated tax impact. We also exclude tax benefits from the release of tax reserves, discrete tax adjustments including transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We adjust these amounts from our non-GAAP measures primarily because management does not believe they are consistent with the development of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our historical and long-term target operating model goals as well as our performance as a combined company. We believe presenting non-GAAP net revenue provides meaningful supplemental information regarding how management views the performance of the business and underlying performance of our individual product categories. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation of, or as a substitute for, or superior to, net revenues, gross margin, operating expenses, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Forward Looking Statements Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including (a) our expectations the virus has caused and will continue to cause an increase in customer and partner demand for our product lines, including increased demand in collaboration endpoints, and our ability to design new product offerings to meet the change in demand due to a global hybrid work environment; (b) our inability to source component parts from key suppliers in sufficient quantities necessary to meet the high demand for certain product lines, including our Enterprise Headsets; and continued uncertainty and potential impact on future quarters if these sourcing constraints continue and/or price volatility occurs, which could continue to negatively affect our profitability and/or market share; (c) expectations related to our voice product lines, as well as our services attachment rate for such products, which have been, and may continue to be, negatively impacted as companies have delayed returning their workforces to offices in many countries due to the continued impact of COVID-19; (d) expectations related to our ability to fulfill the backlog generated by supply constraints, to timely supply the number of products to fulfill current and future customer demand, including expectations that our manufacturing facility in Tijuana, Mexico will continue production at the capacity necessary to meet such demand; (e) the impact of the virus on our distribution partners, resellers, end-user customers and our production facilities, including our ability to obtain alternative sources of supply if our production facility or other suppliers are impacted by future shut downs; (f) the impact if global or regional economic conditions deteriorate further, on our customers and/or partners, including increased demand for pricing accommodations, delayed payments, delayed deployment plans, insolvency or other issues which may increase credit losses; (g) risks related to restrictions or delays in global return to worksites as a result of COVID-19, which continues to impact our employees worldwide and our customers, which has negatively impacted our voice product lines for the quarter, and restricted customer engagement; and (h) the complexity of the forecast analysis and the design and operation of internal controls; and (ii) our belief that we can manufacture or supply products in a timely manner to satisfy perishable demand; (iii) expectations related to our customers’ purchasing decisions and our ability to pivot quickly enough and/or match product production to demand, particularly given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges; (iv) risks associated with significant and abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (v) risks associated with the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; (vi) risks associated with the potential interruption in the supply of sole-sourced critical components, our ability to move to a dual-source model, and the continuity of component supply at costs consistent with our plans, which has negatively impacted in the quarter and may continue to impact our ability to timely supply product to meet our customer demand; (vii) expectations related to our services segment revenues, particularly as we introduce new generation, less complex, product solutions, or as companies shift from on premises to work from home options for their workforce, which may result in decreased demand for our professional, installation and/or managed service offerings; (viii) expectations that our current cash on hand, additional cash generated from operations, together with sources of cash through our credit facility, either alone or in combination with our election to suspend our dividend payments, will meet our liquidity needs during and following the unknown duration and impact of the COVID-19 pandemic; (ix) expectations relating to our ability to generate sufficient cash flow from operations to meet our debt covenants and timely repay all principal and interest amounts drawn under our credit facility as they become due; (x) risks associated with our channel partners’ sales reporting, product inventories and product sell through since we sell a significant amount of products to channel partners who maintain their own inventory of our products; (xi) our efforts to execute to drive sales and sustainable profitable revenue growth, to improve our profitability and cash flow, and accelerate debt reduction and de-levering; (xii) our expectations for new products launches, the timing of their releases and their expected impact on future growth and on our existing products; (xiii) our belief that our Partner Program will drive growth and profitability for both us and our partners through the sale of our product, services and solutions; (xiv) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xv) uncertainties attributable to currency fluctuations, including fluctuations in foreign exchange rates and/or new or greater tariffs on our products; (xvi) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xvii) expectations relating to our quarterly and annual earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of COVID-19, the macro-economic and political climate and other external factors, puts further pressure on management judgments used to develop forward looking financial guidance and other prospective financial information; (xviii) expectations related to GAAP and non-GAAP financial results for the second quarter and full Fiscal Year 2021, including net revenues, adjusted EBITDA, tax rates, intangibles amortization, diluted weighted average shares outstanding and diluted EPS; (xix) our expectations of the impact of the acquisition of Polycom as it relates to our strategic vision and additional market and strategic partnership opportunities for our combined hardware, software and services offerings; (xx) our beliefs regarding the UC&C market, market dynamics and opportunities, and customer and partner behavior as well as our position in the market, including risks associated with the potential failure of our UC&C solutions to be adopted with the breadth and speed we anticipate; (xxi) our belief that the increased adoption of certain technologies and our open architecture approach has and will continue to increase demand for our solutions; (xxii) expectations related to the micro and macro-economic conditions in our domestic and international markets and their impact on our future business; (xxiii) our forecast and estimates with respect to tax matters, including expectations with respect to utilizing our deferred tax assets; (xxiv) our expectations related to building strategic alliances and key partnerships with providers of collaboration tools and platforms to drive revenue growth and market share; and (xxv) our expectations regarding pending and potential future litigation, in addition to other matters discussed in this press release that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements.

We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2020 and other filings with the Securities and Exchange Commission, as well as recent press releases.

About Poly

Poly is a global communications company that powers meaningful human connection and collaboration. Poly combines legendary audio expertise and powerful video and conferencing capabilities to overcome the distractions, complexity and distance that make communication in and out of the workplace challenging. Poly believes in solutions that make life easier when they work together and with our partner’s services. Our headsets, software, desk phones, audio and video conferencing, analytics and services are used worldwide and are a leading choice for every kind of workspace. For more information, please visit: www.poly.com.

Poly and the propeller design are trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533	MEDIA CONTACT: Edie Kissko Vice President, Corporate Communications (213) 369-3719

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019
Net revenues:
Net product revenues	$347,677	$395,137	$639,135	$777,882
Net services revenues	63,292	66,572	127,554	131,594
Total net revenues	410,969	461,709	766,689	909,476
Cost of revenues:
Cost of product revenues	209,261	229,323	385,876	437,939
Cost of service revenues	20,962	26,315	43,735	52,820
Total cost of revenues	230,223	255,638	429,611	490,759
Gross profit	180,746	206,071	337,078	418,717
Gross profit %	44.0%	44.6%	44.0%	46.0%
Operating expenses:
Research, development, and engineering	52,148	57,415	102,177	116,939
Selling, general, and administrative	115,605	148,419	232,250	312,027
(Gain) loss, net from litigation settlements	—	—	17,561	(1,162)
Restructuring and other related charges	6,170	5,847	35,500	25,372
Total operating expenses	173,923	211,681	387,488	453,176
Operating income (loss)	6,823	(5,610)	(50,410)	(34,459)
Operating income (loss) %	1.7%	(1.2)%	(6.6)%	(3.8)%

Interest expense	(18,581)	(23,797)	(39,765)	(47,729)
Other non-operating income (loss), net	1,366	(625)	1,592	(292)
Loss before income taxes	(10,392)	(30,032)	(88,583)	(82,480)
Income tax expense (benefit)	3,013	(4,122)	(163)	(11,699)
Net loss	$(13,405)	$(25,910)	$(88,420)	$(70,781)

% of net revenues	(3.3)%	(5.6)%	(11.5)%	(7.8)%

Loss per common share:
Basic	$(0.33)	$(0.65)	$(2.17)	$(1.80)
Diluted	$(0.33)	$(0.65)	$(2.17)	$(1.80)

Shares used in computing earnings per common share:
Basic	40,970	39,584	40,715	39,411
Diluted	40,970	39,584	40,715	39,411

Effective tax rate	(29.0)%	13.7%	0.2%	14.2%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	September 26,	March 28,
	2020	2020
ASSETS
Cash and cash equivalents	$213,901	$213,879
Short-term investments	13,975	11,841
Total cash, cash equivalents, and short-term investments	227,876	225,720
Accounts receivable, net	239,479	246,835
Inventory, net	183,636	164,527
Other current assets	51,987	47,946
Total current assets	702,978	685,028
Property, plant, and equipment, net	150,348	165,858
Purchased intangibles, net	403,110	466,915
Goodwill	796,216	796,216
Deferred tax and other assets	148,891	143,157
Total assets	$2,201,543	$2,257,174
LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable	$136,463	$102,159
Accrued liabilities	373,458	373,666
Total current liabilities	509,921	475,825
Long-term debt, net of issuance costs	1,587,556	1,621,694
Long-term income taxes payable	91,235	98,319
Other long-term liabilities	157,836	144,152
Total liabilities	2,346,548	2,339,990
Stockholders' deficit	(145,005)	(82,816)
Total liabilities and stockholders' equity	$2,201,543	$2,257,174

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019
Cash flows from operating activities
Net Loss	$(13,405)	$(25,910)	$(88,420)	$(70,781)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,971	57,376	84,371	115,074
Amortization of debt issuance cost	1,320	1,361	2,660	2,722
Stock-based compensation	10,263	14,693	19,618	27,597
Deferred income taxes	3,113	(15,657)	(4,056)	(45,067)
Provision for excess and obsolete inventories	3,076	2,913	9,158	5,682
Restructuring charges	6,170	5,847	35,500	25,372
Cash payments for restructuring charges	(11,374)	(5,291)	(24,459)	(22,949)
Other operating activities	(1,311)	6,929	(3,162)	8,894
Changes in assets and liabilities:
Accounts receivable, net	(30,287)	(17,667)	7,627	3,778
Inventory, net	(11,542)	(13,275)	(27,550)	(55,584)
Current and other assets	(9,428)	(6,146)	(5,945)	9,352
Accounts payable	20,571	(1,482)	32,892	34,910
Accrued liabilities	11,789	13,099	23,025	(31,694)
Income taxes	(21,391)	8,427	(21,002)	26,260
Cash provided by operating activities	$(1,465)	$25,217	$40,257	$33,566

Cash flows from investing activities
Proceeds from sale of investments	—	—	—	170
Purchase of investments	(130)	(155)	(238)	(806)
Capital expenditures	(5,444)	(4,753)	(10,881)	(9,260)
Proceeds from sale of property, plant, and equipment and assets held for sale	—	2,142	1,900	2,142
Cash used for investing activities	$(5,574)	$(2,766)	$(9,219)	$(7,754)

Cash flows from financing activities
Employees' tax withheld and paid for restricted stock and restricted stock units	(310)	(660)	(3,049)	(9,281)
Proceeds from issuances under stock-based compensation plans	5,726	6,027	5,731	6,616
Proceeds from revolving line of credit	—	—	50,000	—
Repayments of revolving line of credit	—	—	(50,000)	—
Repayments of long-term debt	(35,563)	(25,000)	(35,563)	(25,000)
Payment of cash dividends	—	(5,982)	—	(11,922)
Cash used for financing activities	$(30,147)	$(25,615)	$(32,881)	$(39,587)
Effect of exchange rate changes on cash and cash equivalents	1,321	(2,298)	1,865	(2,292)
Net increase (decrease) in cash and cash equivalents	(35,865)	(5,462)	22	(16,067)
Cash and cash equivalents at beginning of period	249,766	191,904	213,879	202,509
Cash and cash equivalents at end of period	$213,901	$186,442	$213,901	$186,442

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Six Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019

GAAP Net revenues	$410,969	$461,709	$766,689	$909,476
Deferred revenue purchase accounting[1]	4,237	8,524	9,319	20,683
Non-GAAP Net revenues	$415,206	$470,233	$776,008	$930,159

GAAP Gross profit	$180,746	$206,071	$337,078	$418,717
Purchase accounting amortization[2]	17,176	30,716	35,414	60,716
Deferred revenue purchase accounting[1]	4,237	8,524	9,319	20,683
Stock-based compensation	742	997	1,575	1,975
Integration and Rebranding costs	—	111	—	1,069
Non-GAAP Gross profit	$202,901	$246,419	$383,386	$503,160
Non-GAAP Gross profit %	48.9%	52.4%	49.4%	54.1%

GAAP Research, development, and engineering	$52,148	$57,415	$102,177	$116,939
Other adjustments	194	(542)	—	(542)
Integration and Rebranding costs	—	(560)	—	(1,901)
Stock-based compensation	(4,068)	(4,213)	(7,299)	(7,932)
Non-GAAP Research, development, and engineering	$48,274	$52,100	$94,878	$106,564

GAAP Selling, general, and administrative	$115,605	$148,419	$232,250	$312,027
Purchase accounting amortization[2]	(14,195)	(15,278)	(28,390)	(30,556)
Stock-based compensation	(5,453)	(9,483)	(10,749)	(17,690)
Other adjustments	(723)	—	(718)	—
Integration and Rebranding costs	—	(10,658)	—	(34,249)
Non-GAAP Selling, general, and administrative	$95,234	$113,000	$192,393	$229,532

1
Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company’s deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

2	Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended		Six Months Ended
	September 26,	September 28,	September 26,	September 28,
	2020	2019	2020	2019

GAAP Operating expenses	$173,923	$211,681	$387,488	$453,176
Purchase accounting amortization[2]	(14,195)	(15,278)	(28,390)	(30,556)
Stock-based compensation	(9,521)	(13,696)	(18,048)	(25,622)
Restructuring and other related charges	(6,170)	(5,847)	(35,500)	(25,372)
Integration and Rebranding costs	—	(11,218)	—	(36,150)
Gain (loss), net from litigation settlements	—	—	(17,564)	—
Other adjustments	(529)	(542)	(715)	620
Non-GAAP Operating expenses	$143,508	$165,100	$287,271	$336,096

GAAP Operating loss	$6,823	$(5,610)	$(50,410)	$(34,459)
Purchase accounting amortization[2]	31,371	45,994	63,804	91,272
Stock-based compensation	10,263	14,693	19,623	27,597
Restructuring and other related charges	6,170	5,847	35,500	25,372
Deferred revenue purchase accounting[1]	4,237	8,524	9,319	20,683
Gain (loss), net from litigation settlements	—	—	17,564	—
Integration and Rebranding costs	—	11,329	—	37,219
Other adjustments	529	542	715	(620)
Non-GAAP Operating income	$59,393	$81,319	$96,115	$167,064

1
Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company’s deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

2	Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended		Six Months Ended
	September 26,	September 28,	September 26,		September 28,
	2020	2019	2020		2019
GAAP Net loss	$(13,405)	$(25,910)	$(88,420)		$(70,781)
Purchase accounting amortization[2]	31,371	45,994	63,804		91,272
Stock-based compensation	10,263	14,693	19,623		27,597
Restructuring and other related charges	6,170	5,847	35,500		25,372
Deferred revenue purchase accounting[1]	4,237	8,524	9,319		20,683
(Gain) loss, net from litigation settlements	—	—	17,564		—
Integration and Rebranding costs	—	11,329	—		37,219
Other adjustments	(150)	542	44		(620)
Income tax effect of above items	—	(12,511)	—		(27,994)
Income tax effect of unusual tax items	(86)	498	(5,707)	3	(1,519)
Non-GAAP Net income	$38,400	$49,006	$51,727		$101,229

GAAP Diluted earnings per common share	$(0.33)	$(0.65)	$(2.17)		$(1.80)
Purchase accounting amortization[2]	0.76	1.16	1.56		2.30
Stock-based compensation	0.25	0.37	0.48		0.70
Restructuring and other related charges	0.15	0.15	0.87		0.64
Deferred revenue purchase accounting[1]	0.10	0.21	0.23		0.52
(Gain) loss, net from litigation settlements	—	—	0.43		—
Integration and Rebranding costs	—	0.29	—		0.93
Other adjustments[3]	—	0.01	0.02		(0.02)
Income tax effect	—	(0.32)	(0.15)		(0.75)
Effect of anti-dilutive securities	—	0.02	—		0.03
Non-GAAP Diluted earnings per common share	$0.93	$1.24	$1.27		$2.55

Shares used in diluted earnings per common share calculation:
GAAP	40,970	39,584	40,715		39,411
Non-GAAP	41,312	39,664	40,890		39,653

1
Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company’s deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

2	Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.
3	Excluded amounts represent amortization of intellectual property, impact of valuation allowance, and the release of tax reserves.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended					Twelve Months Ended
	September 28	December 28,	March 28,	June 27,	September 26,	September 26,
	2019	2019	2020	2020	2020	2020
GAAP Net loss	$(25,910)	$(78,483)	$(662,820)	$(75,015)	$(13,405)	$(829,723)
Tax provision	(4,122)	(19,708)	(37,995)	(3,177)	3,013	(57,867)
Interest Expense	23,797	22,533	22,378	21,184	18,581	84,676
Other Income and Expense	625	(967)	562	(224)	(1,366)	(1,995)
Deferred revenue purchase accounting[1]	8,524	7,131	6,138	5,082	4,237	22,588
Consumer optimization[3]	—	10,415	—	—	—	10,415
Integration and Rebranding costs	11,329	8,677	2,321	197	—	11,195
Stock-based compensation	14,693	13,902	15,596	9,360	10,263	49,121
Restructuring and other related charges	5,847	21,724	7,080	29,330	6,170	64,304
Impairment charges	—	—	648,231	—	—	648,231
(Gain) loss, net from litigation settlements	—	—	—	17,561	—	17,561
Other adjustments[2]	542	—	419	—	529	948
Depreciation and amortization	57,376	57,556	57,632	43,400	40,971	199,559
Adjusted EBITDA	$92,701	$42,780	$59,542	$47,698	$68,993	$219,013

1
Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company’s deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

2	Other adjustments: Excluded amounts represent immaterial executive transition costs.
3	Consumer Optimization: Excluded amounts represent inventory related reserves associated with optimizing the consumer product portfolio.